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                                                                    Exhibit 10.2

Loan No. ____

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                        EQI [________] PARTNERSHIP, L.P.
                                   (MORTGAGOR)

                                       TO

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                   (MORTGAGEE)

                                   ----------

                FORM OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                   ----------

                        DATED AS OF NOVEMBER _____, 2005

                         PROPERTY LOCATION: ___________

               DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

                                ANDREWS KURTH LLP
                          1717 MAIN STREET, SUITE 3700
                               DALLAS, TEXAS 75201
                      ATTENTION: CHARLES T. MARSHALL, ESQ.

================================================================================

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                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

     This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this "MORTGAGE") is executed as of November _______, 2005, by EQI [________] PARTNERSHIP, L.P., a Tennessee limited partnership, whose organization number is _______ ("MORTGAGOR"), whose address for notice hereunder is c/o Equity Inns, Inc., 7700 Wolf River Blvd., Germantown, Tennessee 38138, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("MORTGAGEE"), whose address for notice is c/o GEMSA Loan Services, L.P., 1500 City West Blvd., Suite 200, Houston, Texas 77042-2300, Attention: Portfolio Manager/Access Program.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "INDEBTEDNESS": The sum of all principal, interest and all other amounts due under or secured by the Loan Documents.

     "LOAN": The Loan made to the Mortgagor by the Mortgagee as evidenced and secured by the Loan Documents.

     "LOAN DOCUMENTS": The (a) Loan Agreement of even date between Mortgagor and Mortgagee (the "LOAN AGREEMENT"), (b) Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $_____________, (c) this Mortgage, (d) all other documents now or hereafter executed by Mortgagor, or any other person or entity, to evidence, secure or guaranty the payment of all or any portion of the Indebtedness or the performance of all or any portion of the Obligations or otherwise executed in connection with the Note or this Mortgage, and (e) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided however, in no event shall the term "Loan Documents" include that certain Hazardous Materials Indemnity Agreement dated the date hereof in favor of Mortgagee.

"MORTGAGED PROPERTY": (a) the real property described in EXHIBIT A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"), (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (d) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, investment property, instruments, letters of credit, letter-of-credit rights, deposit accounts, documents, chattel paper and all other personal property of any kind or


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character, including such items of personal property as presently or hereafter defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, cable t.v. equipment, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, cutlery and dishes, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "PERSONALTY"), (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts (including accounts holding security deposits) maintained by Mortgagor with respect to the Mortgaged Property, (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "PLANS"),
(g) all leases, subleases, licenses, concessions, occupancy agreements, rental contracts, or other agreements (written or oral) now or hereafter existing relating to the use or occupancy of all or any part of the Mortgaged Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Mortgagor of any petition of relief under 11 U.S.C. Section 101 et seq., as same may be amended from time to time (the "BANKRUPTCY CODE")) and all related security and other deposits (the "LEASES") and all of Mortgagor's claims and rights (the "BANKRUPTCY CLAIMS") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (h) all of the rents, revenues, issues, income, proceeds, profits, and all other payments of any kind under the


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Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code, including, without limitation, all income, receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms, equipment rental, recreational facilities, telephone and television systems, guest laundry, the provision or sale of other goods and services, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, interest on security, tax, insurance and other escrow deposits, and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels, 8th Edition, International Association of Hospitality Accounts (1986), as from time to time amended, whether the foregoing are now or hereafter existing, all substitutions therefore and all proceeds thereof, whether cash or non-cash, movable or immovable, tangible or intangible and all proceeds, if any, from business interruption or other loss of income insurance (the "RENTS"), (i) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, franchise agreements, management agreements, service contracts, supply contracts, operating contracts, permits (including building and occupancy permits), approvals, licenses (including, to the extent permitted by applicable law liquor and other alcoholic beverage licenses), certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), unless prohibited by law, (j) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (k) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (l) all insurance policies (regardless of whether required by Mortgagee), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (m) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, (n) all tradenames, trademarks, service marks, logos, copyrights, goodwill, books and records, signage agreements and all other general intangibles relating to or used in connection with the operation of the Mortgaged Property; and (o) all of Mortgagor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.


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     "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents.

     "PERMITTED ENCUMBRANCES": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Mortgagee created by the Loan Documents, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Mortgage, materially and adversely affect the value of the Mortgaged Property, impair the use or operations of the Mortgaged Property or impair Mortgagor's ability to pay its obligations in a timely manner.

     "STATE": The State of ____________.

     "UCC": The Uniform Commercial Code of the State in effect from time to time or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state from time to time.

     SECTION 1.2 OTHER TERMS. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

                                    ARTICLE 2
                                      GRANT

     SECTION 2.1 GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor hereby MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, ALIENS, REMISES, RELEASES, SETS OVER, AND ASSIGNS to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, its successors and assigns, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

     Mortgagor warrants, represents and covenants to Mortgagee as follows:

     SECTION 3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage.


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     SECTION 3.2 FIRST LIEN STATUS. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or, in Mortgagee's discretion, provide a bond or other security satisfactory to Mortgagee for the payment of such claim.

     SECTION 3.3 PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

     SECTION 3.4 REPLACEMENT OF FIXTURES AND PERSONALTY. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee.

     SECTION 3.5 MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Mortgagor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

     SECTION 3.6 INSPECTION. Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

     SECTION 3.7 OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land. The covenants set forth in the Loan Agreement include, among other provisions: (a) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Mortgagee with respect to the Loan, (b) the right of Mortgagee to inspect the Mortgaged Property, (c) the obligation to keep the Mortgaged Property insured as Mortgagee may require,
(d) the obligation to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition, and promptly repair any damage or casualty, and (e) except as otherwise permitted under the Loan Agreement, the obligation of


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Mortgagor to obtain Mortgagee's consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 3.8 CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

     SECTION 3.9 TRANSFER OR ENCUMBRANCE OF MORTGAGED PROPERTY.

     (a) Without the prior written consent of Mortgagee,

          (i) neither Mortgagor nor any other Person having an ownership or beneficial interest in Mortgagor shall (A) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Mortgaged Property or any part thereof (including any partnership, membership, or any other ownership interest in Mortgagor); (B) further encumber, alienate, grant a Lien or grant any other interest in the Mortgaged Property or any part thereof (including any partnership, membership, or other ownership interest in Mortgagor), whether voluntarily or involuntarily; or
               (C) enter into any easement or other agreement granting rights in or restricting the use or development of the Mortgaged Property;

          (ii) no new general partner, member, or limited partner having the ability to control the affairs of Mortgagor shall be admitted to or created in Mortgagor (nor shall any existing general partner or member or controlling limited partner withdraw from Mortgagor), and no change in Mortgagor's organizational documents relating to control over Mortgagor and/or the Mortgaged Property shall be effected; and

          (iii) no transfer shall be permitted which would cause Equity Inns, Inc. to own less than a fifty-one percent (51%) of the beneficial interest in Mortgagor and the Mortgaged Property and not to have the power to direct the affairs of Mortgagor.

     (b) As used in this Section 3.9, "TRANSFER" shall include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of


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the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any partnership interest in any general partner in Mortgagor that is a partnership; (iv) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any voting stock in any general partner in Mortgagor that is a corporation; and (v) the sale, transfer, conveyance, mortgage, pledge, or assignment of any membership interest in any general partner of Mortgagor that is a limited liability company. "TRANSFER" is specifically intended to include any pledge or assignment, directly or indirectly, of a controlling interest in Mortgagor or its general partner, controlling member, or controlling limited partner for purposes of securing so-called "MEZZANINE" indebtedness to such transferor. Notwithstanding anything to the contrary in this Section 3.9, "TRANSFER" shall not include (A) the leasing of individual units within the Project so long as Mortgagor complies with the provisions of the Loan Documents relating to such leasing activity; or (B) the transfers of limited partner, membership, or other ownership interests in Mortgagor so long as such transfers, alone or in the aggregate, do not result in the transfer of a controlling interest or more than 49% of the ownership or beneficial interest in the Mortgagor and the provisions of Sections 3.9(a)(ii) and 3.9(a)(iii) are satisfied. Notwithstanding anything in this Section 3.9 to the contrary, (x) no transfer shall be permitted which would be in violation of the covenants set forth in Section 6.15 of the Loan Agreement and (y) each proposed new partner, member or shareholder in Mortgagor and any transferee of the Mortgaged Property after the Closing Date shall be subject to Mortgagee's review of information reasonably requested by Mortgagee and/or upon the results of background checks conducted at Mortgagor's expense by or on behalf of Mortgagee to confirm compliance with Section 6.15.

     (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

     (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any interest in Mortgagor shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

     (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums and Rating Agency [as defined below] fees and expenses) incurred by Mortgagee in connection with the review, approval and


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documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

     (f) Mortgagee's consent to the sale or transfer of the Mortgaged Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

          (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

          (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee and shall be a Single Purpose Entity;

          (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

          (iv) Mortgagee shall have received confirmation in writing from the Rating Agencies (as hereinafter defined) to the effect that such transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee;

          (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee; and

          (vi) Mortgagee shall have received an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note in addition to the payment of all costs and expenses incurred by Mortgagee in connection with such assumption (including reasonable attorneys' fees and costs).

     SECTION 3.10 AFTER ACQUIRED PROPERTY. All right, title, and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions, and replacements of, and all additions and appurtenances to the Mortgaged Property, hereafter acquired by, or


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conveyed to, Mortgagor or constructed, assembled, or placed by Mortgagor upon the Land, immediately upon such acquisition, conveyance, construction, assembling or placement, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clause of this Mortgage, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof, as Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

                                    ARTICLE 4
                             DEFAULT AND FORECLOSURE

     SECTION 4.1 REMEDIES. If an Event of Default (as defined in the Loan Agreement) exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

     (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

     (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale


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and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) UCC. Exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the personal property or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the personal property, and (ii) request Mortgagor at its expense to assemble the personal property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the personal property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor.

     (g) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents or an action for a deficiency judgment, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).

     SECTION 4.2 SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     SECTION 4.3 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.


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     SECTION 4.4 RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

     SECTION 4.5 WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

     SECTION 4.6 DISCONTINUANCE OF PROCEEDINGS. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 4.7 APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (i) receiver's fees and expenses, (ii) court costs, (iii) reasonable attorneys' and accountants' fees and expenses, (iv) costs of advertisement, (v) insurance premiums and (vi) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

     (b) to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;


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     (c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 4.8 OCCUPANCY AFTER FORECLOSURE.

     (a) The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall, subject to the provisions of subsection (b) below, deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

     (b) Mortgagee is authorized to foreclose this Mortgage subject to the rights of any purchasers or tenants, if any, of the Mortgaged Property or may elect which purchasers or tenants Mortgagee desires to name as defendants in such foreclosure and the failure to make any such purchasers or tenants defendants to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property."

     SECTION 4.9 ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

     (a) If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Mortgage.

     (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

     SECTION 4.10 NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under
Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.


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     SECTION 4.11 ACTIONS AND PROCEEDINGS. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.

                                    ARTICLE 5
                         ASSIGNMENT OF LEASES AND RENTS

     SECTION 5.1 ASSIGNMENT. Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee an Assignment of Leases and Rents of even date (the "ASSIGNMENT OF LEASES AND RENTS"), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Mortgagor hereby assigns to Mortgagee, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in
Article 4 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Mortgage and the absolute assignment of the Rents and the Leases in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 5.2 NO MERGER OF ESTATES. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

                                   ARTICLE 6
                               SECURITY AGREEMENT

     SECTION 6.1 SECURITY INTEREST. This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

     SECTION 6.2 FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create,


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perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's state of organization is the State of Tennessee and its chief executive office is in the State of Tennessee at the address set forth in the first paragraph of this Mortgage.

     SECTION 6.3 FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                    ARTICLE 7
                                  MISCELLANEOUS

     SECTION 7.1 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Mortgagor and Mortgagee with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Mortgagee or charged by Mortgagee for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the state where the Mortgaged Property is located and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness; and (b) if maturity is accelerated by reason of an election by Mortgagee, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Mortgagee to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Mortgagee may contract for, take, reserve, charge or receive under the Loan Documents.


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     SECTION 7.2 NOTICES. Any notice required or permitted to be given under this Mortgage shall be (a) in writing, (b) sent in the manner set forth in the Loan Agreement, and (c) effective in accordance with the terms of the Loan Agreement.

     SECTION 7.3 COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

     SECTION 7.4 ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and
(d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

     SECTION 7.5 SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

     SECTION 7.6 NO WAIVER. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 7.7 SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee


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shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

     SECTION 7.8 LOAN AGREEMENT. If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 7.9 RELEASE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage.

     SECTION 7.10 WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

     SECTION 7.11 LIMITATION ON LIABILITY. Mortgagor's liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement.

     SECTION 7.12 OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 7.13 GOVERNING LAW. This Mortgage shall be governed by the laws of the State and the applicable laws of the United States of America.

     SECTION 7.14 HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     SECTION 7.15 ENTIRE AGREEMENT. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     SECTION 7.16 COUNTERPARTS. This Mortgage may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.


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                                    ARTICLE 8
                            SPECIAL STATE PROVISIONS

     SECTION 8.1 FUTURE ADVANCES. This Mortgage secures such future or additional advances (in addition to the principal amount of the Note) as may be made by Mortgagee or the holder hereof, at its exclusive option, to Mortgagor or its successors or assigns in title, for any purpose, provided that all such advances are made within twenty (20) years from the date of this Mortgage or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Mortgage. The total amount of Indebtedness secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $_____________ plus interest thereon and any disbursements made under the Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise, with interest on such disbursements. It is the intent of the parties that this Mortgage shall secure the payment of the Note and any additional advances made from time to time pursuant to any additional notes or otherwise, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Mortgagee shall be equally secured with, and have the same priority as, the original Indebtedness and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage.


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

     EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.

                                           EQI [_______] PARTNERSHIP, L.P.,
                                           a Tennessee limited partnership

                                           By: EQI [_________] CORPORATION,
                                               a Tennessee corporation,
----------------------------------------       its General Partner
Witness


                                           By:
                                               ---------------------------------
                                           Name:
----------------------------------------         -------------------------------
Witness                                    Title:
                                                  ------------------------------

                                                           [SEAL]

STATE OF ____________   )
                        ) :
COUNTY OF ___________   )

     This foregoing instrument was acknowledged before me this _____ day of November, 2005, by _____________________________________,
___________________________ of EQI [________] CORPORATION, a Tennessee
corporation and General Partner of EQI [_________] PARTNERSHIP, L.P., a Tennessee limited partnership, on behalf of said corporation and limited partnership. He/she/they personally appeared before me, is/are personally known to me or produced _________________________ as identification and [did] [did not] take an oath.


[Notarial Seal]
                                           -------------------------------------
                                           Notary Public

                                           -------------------------------------
                                           Print Name of Notary
                                           My Commission Expires:
                                                                  --------------


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

                                    EXHIBIT A

                                LEGAL DESCRIPTION


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
                                    EXHIBIT B

             DESCRIPTION OF MATERIAL DIFFERENCES IN ACTUAL MORTGAGES


                                                                                     VALUE OF
     MORTGAGOR                            MORTGAGED PROPERTY                    PROMISSORY NOTE
     ---------                            ------------------                    ---------------
1.   EQI Dalton Partnership, L.P.         Dalton Courtyard                        $ 5,495,000

2.   EQI Asheville Partnership, L.P.      Asheville SpringHill Suites             $ 6,050,000

3.   EQI Jacksonville Partnership, L.P.   Jacksonville Residence Inn              $ 5,879,000

4.   EQI Ft. Myers Partnership, L.P.      Fort Myers Hilton Garden Inn            $11,490,000

5.   EQI Orlando Partnership, L.P.        Orlando Homewood Suites                 $20,100,000

6.   EQI Louisville Partnership, L.P.     Louisville Hilton Garden Inn            $ 7,160,000

7.   EQI Carlsbad Partnership, L.P.       Carlsbad Courtyard                      $17,326,000